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                                                                   EXHIBIT 10.23



                                NETSELECT, INC.

                             EMPLOYMENT AGREEMENT

     This Agreement (the "AGREEMENT") is made effective as of February 19, 1999 between NetSelect, Inc., a Delaware corporation ("COMPANY"), and Michael Buckman ("EXECUTIVE").

     WHEREAS, the Company desires to secure the services of Executive as President and Chief Operating Officer and Executive desires to perform such services for the Company, on the terms and conditions as set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth below, it is mutually agreed as follows:

     1.   Effective Date, Term and Duties.  The term of employment of Executive
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          by the Company hereunder shall commence on February 19, 1999 (the
          "COMMENCEMENT DATE") and shall continue thereafter on the same terms and conditions (such term being hereinafter referred to as the "EMPLOYMENT PERIOD") until terminated pursuant to Section 4. Subject to Section 4 of this Agreement, Executive's employment with the Company is on an "at will" basis, and either Executive or the Company may terminate Executive's employment with the Company at any time, for any or no reason. Executive shall have such duties as the Chief Executive Officer of the Company may from time to time prescribe consistent with his position as President and Chief Operating Officer (the "SERVICES"). Executive shall provide the Services on a part-time basis from the Commencement Date through March 31, 1999 or earlier.
          No later than April 1, 1999, Executive shall devote his full time, attention, energies and best efforts to the business. Notwithstanding the foregoing, the Executive may (i) with the written permission of the Board of Directors serve on corporate boards, (ii) serve on civic or charitable boards or committees, (iii) manage personal investments and (iv) deliver lectures and teach at educational institutions, so long as such activities in clauses (i) through (iii) do not significantly interfere with the performance of Executive's duties and responsibilities hereunder. It is the intent of the Company and Executive that this Agreement not conflict with any Agreement Executive has with WORLDSPAN, L.P. Executive shall take such steps as are necessary to properly terminate Executive's obligations to WORLDSPAN, L.P. prior to the commencement of full-time Services to Company under this Agreement. The Company recognizes that until the Executive commences full-time Services under this Agreement, Executive's obligations to it hereunder are subordinate to Executive's obligations to WORLDSPAN, L.P. After Executive commences to provide full-time Services to the Company, the Company recognizes and consents to Executive's devotion of reasonable amounts of time and attention to facilitate a WORLDSPAN, L.P. transition to new leadership.

     2.   Compensation.  The Company shall pay and Executive shall accept as
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          full consideration for the Services compensation consisting of the following:
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          2.1  Base Salary.  $200,000.00 per year base salary, payable in bi-
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          monthly installments in accordance with the Company's normal payroll practices, less such deductions or withholdings required by law.

          2.2  Bonus.  Executive will be eligible to earn an annual target bonus
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          in the amount of one hundred twenty five percent (125%) of Executive's base salary based on the achievement of certain business and financial objectives that Executive and the Company's Chief Executive Officer will mutually determine in good faith. The objectives for Executive's first year will be determined within 60 days of the execution of this Agreement; objectives for future years will be determined within 60 days after the beginning of each fiscal year of the Company. Such bonus shall be paid annually in accordance with the Company's Annual Incentive Program. For Executive's first year of employment, a bonus of $250,000 will be guaranteed.

          2.3  Stock Options. Executive shall be entitled to a stock option
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          grant of 150,000 shares of NetSelect Common Stock under the Company's
          1999 Equity Incentive Plan to be awarded by the Compensation Committee of the Company's Board of Directors within thirty (30) days after the date hereof (the "OPTION"). Such Option shall be an incentive stock option (within the meaning of Section 422 of the Internal Revenue Code of 1986) to the maximum extent allowed by applicable law. Such Option shall be granted at the fair market value on the date of grant as determined by the Board of Directors and shall have a ten-year term, unless earlier terminated as set forth in the stock option agreement. Subject to Section 4 of this Agreement, the Option shall vest as to twenty-five percent (25%) of the shares on the first anniversary of the Commencement Date and as to 2.0833% of the shares each month thereafter for the remaining three years until such Option is vested with respect to 100% of the shares, unless earlier terminated or vested as set forth in the stock option agreement.

          2.4  Supplemental Bonuses. If the sum of (i) Executive's base salary,
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          (ii) Executive's bonus pursuant to Section 2.2 of this Agreement and
          (iii) the Spread (as defined below) on the portion of Executive's Option which has vested as of February 19, 2000 in accordance with the schedule set forth in Section 2.3 of this Agreement (items (i), (ii) and (iii) collectively, the "FIRST YEAR COMPENSATION PACKAGE") is less than $900,000 at all times during the period beginning on February 19, 2000 and ending April 15, 2000 (the "FIRST MEASUREMENT PERIOD"), the Company shall pay Executive at the end of the First Measurement Period a cash bonus equal to the difference between the highest value of the First Year Compensation Package during the First Measurement Period and $900,000 (the "FIRST SUPPLEMENTAL BONUS"), provided Executive is employed by the Company on the last day of the First Measurement Period. Notwithstanding the foregoing, if at any time during the period beginning on April 15, 2000 and ending December 31, 2000 (the "ADJUSTMENT PERIOD"), (i) the value of Executive's First Year Compensation Package exceeds its highest value during the First Measurement Period and (ii) Executive has not sold the stock subject to the portion of his Option which had vested as of February 19, 2000, then an amount equal to the difference between (i) the highest value of the First Year Compensation Package during the Adjustment Period and (ii) the highest value of the First Year Compensation Package during the First Measurement period shall be deducted from Executive's bonus for fiscal year 2001, provided that such deduction shall in no event exceed the amount of the First Supplemental Bonus. For purposes of this Section 2.4, the term "SPREAD" shall mean the

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          difference between the exercise price of Executive's Option and the fair market value (as defined in the 1999 Equity Incentive Plan) of the Company's Common Stock on the date of determination.

               If the sum of (i) Executive's salary, (ii) Executive's bonus pursuant to Section 2.2 of this Agreement and (iii) the Spread on the portion of Executive's Option which has vested after February 19, 2000 in accordance with the Schedule set forth in Section 2.3 of this Agreement (items (i), (ii) and (iii) collectively, the "SECOND YEAR COMPENSATION PACKAGE") is less than $900,000 at all times during the period beginning February 19, 2000 and ending February 18, 2001 (the "SECOND MEASUREMENT PERIOD"), the Company shall pay Executive on or before April 15, 2001 a cash bonus equal to the difference between $900,000 and the highest value of the Second Year Compensation Package during the Second Measurement Period (the "SECOND SUPPLEMENTAL BONUS"), provided Executive is employed by the Company on the date the Second Supplemental Bonus is paid.

          2.5  Benefits and Expenses.  Executive will receive the Company's
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          customary employee benefits package for similarly situated executives of the Company, including full participation in current and future group health insurance plans. Executive shall be entitled to vacation in accordance with the policies as periodically established by the Board of Directors for similarly situated executives of the Company, which shall in no event be less than three weeks per Anniversary Year. For purposes of this Agreement, Anniversary Year shall mean the period from February 19 through February 18. The Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in connection with the performance of the Executive's duties under this Agreement during the Employment Period.

     3.   Relocation. Executive will be entitled to receive reimbursement for
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          all reasonable moving expenses to southern California.  Expenses shall include but not be limited to: reimbursement of normal costs associated with the sale of primary residence; movement of household goods; reasonable travel to/from Los Angeles and Atlanta; and, temporary lodging for a period not to exceed 60 days. In the event that Executive's Atlanta residence has not been sold within 90 days from the effective date of this Agreement, the Company shall, at the discretion of the Company, either (i) reimburse Executive for all mortgage payments on the Atlanta residence due after such 90-day period until the Atlanta residence is sold, or (ii) request that Executive reduce the sale price on the Atlanta residence and reimburse Executive for the difference between the original sale price and the reduced price as soon as practicable after the Atlanta residence is sold, provided, however, that the Company and Executive shall agree on the original sale price. Reimbursement will be made promptly after submission of bonafide receipted expenses for approval by the CEO.

     4.   Benefits Upon Termination of Employment Period.  Executive's
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          employment by the Company shall terminate immediately upon Executive's receipt of written notice by the Company, upon the Company's receipt of written notice by Executive, or upon Executive's death or permanent disability. The Company shall provide Executive with termination benefits upon termination of employment by the Company, as follows:

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          4.1  Termination Within First Year of Employment Period.  If
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          Executive's employment is terminated by the Company prior to the first anniversary of the Commencement Date, for any reason other than for "Cause" (as defined below), the vesting of Executive's Option shall accelerate and become exercisable as to 37,500 shares. In addition, Executive shall receive his guaranteed bonus for the first year of employment payable in cash in one lump sum.

          4.2  Other Termination.  If, at any time, Executive's employment is
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          terminated by the Company for any reason other than for "Cause" (as defined below) and the Spread on the portion of Executive's Option which has vested pursuant to the schedule set forth in Section 2.3 of this Agreement as of the date of termination (the "FINAL COMPENSATION PACKAGE") regardless of whether such Option has been exercised, is less than $500,000 on the date of termination, the Company shall pay Executive a cash bonus equal to the difference between $500,000 and the value of Executive's Final Compensation Package on the date of termination.

          4.3  Definitions.  For purposes of this Agreement, "CAUSE" means (a)
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          conviction of the Executive for (i) any crime constituting a felony in the jurisdiction in which committed, (ii) any crime involving moral turpitude (whether or not a felony), or (iii) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony) or (b) willful malfeasance or gross misconduct by the Executive which damages the Company; provided, however, that the Company shall not be deemed to have Cause pursuant to clause (b) unless the Company gives the Executive written notice that the specified conduct or event has occurred and the Executive fails to cure the conduct or event within thirty (30) days after receipt of such notice. Termination of the Executive for Cause shall be communicated by a Notice of Termination. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote), of finding that in the good faith opinion of the Board the Executive was guilty of conduct constituting Cause and specifying the particulars thereof in detail, including, with respect to the conduct or event described in clause (a) or (c), that the Executive failed to cure such conduct or event during the thirty-day period following the date on which the Company gave written notice of the conduct or event referred to in clause (a) or (c). For purposes of this Agreement, no such purported termination of the Executive's employment shall be effective without such Notice of Termination.

     5.   Cooperation with the Company After Termination of the Employment
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          Following termination of the Employment Period by Executive, subject to Executive's employment duties with a subsequent employer, Executive shall fully cooperate with the Company in all matters relating to the winding up of his pending work on behalf of the Company and the orderly transfer of any such pending work to other employees of the Company as may be designated by the Company.

     6.   Change in Control. In the event of a Change in Control (as defined
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          below), the vesting of Executive's Option shall accelerate such that
          25% of the shares which are unvested at

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          the time of such Change in Control shall become vested and exercisable immediately prior to the consummation of such Change in Control.

          For purposes of this Agreement, "CHANGE IN CONTROL" means the occurrence of any one of the following events: a merger, reorganization, sale, lease or exchange of all or substantially all of the assets of the Company. For purposes of this Section 6, "merger" shall mean any consolidation of the Company with, or merger of the Company with or into, another corporation; other than a consolidation or merger in which the Company is the surviving corporation. The Company shall be the "surviving corporation" in any merger if the Company, or its stockholders immediately before the transaction, shall own (immediately after the transaction) equity securities, other than warrants, options or similar rights to subscribe to or purchase equity securities, of the surviving or acquiring corporation, or its parent corporation, possessing more than fifty (50%) percent of the voting power of the surviving or acquiring corporation or its parent corporation; and in making the determination of ownership by the stockholders of a corporation, immediately after the transaction, of equity securities pursuant to the preceding clause, equity securities which they owned immediately before the transaction as shareholders of another party to the transaction shall be disregarded. For the purposes of this Section 6, voting power of a corporation shall be calculated by assuming the conversion of all then outstanding convertible equity securities (including those convertible at some future date), but not assuming the exercise of any warrants, options or other rights to subscribe to or purchase voting shares.

     7.   Confidentiality/Non-Solicitation.  Executive acknowledges that as an
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          employee of the Company, Executive will have access to certain Company confidential information and Executive may, during the course of Executive's employment, develop certain information that will be the property of the Company. To protect the interest of the Company, Executive agrees to sign the Company's standard Confidentiality Agreement as a condition of Executive's employment. In addition, the Executive agrees with the Company that during his employment with the Company and for a period expiring two (2) years after the date of termination of such employment, he will not solicit any of the Company's then-current employees to terminate their employment with the Company or to become employed by any firm, company or other business enterprise with which the Executive may then be connected.

     8.   Indemnification.  In the event that the Company hires Jeff Hoffman, a
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          former employee of WORLDSPAN, L.P., the Company shall indemnify
          Executive against any cost or expense (including attorney's fees) or liability arising out of any violation or alleged violation of the non-solicitation clause in Executive's employment agreement with WORLDSPAN, L.P. with respect to the hiring of Jeff Hoffman.

     9.   Taxes
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          9.1  Taxes.  Any amounts payable to the Executive hereunder shall be
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          paid to the Executive subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Executive or his beneficiary, if applicable, shall be solely responsible for all taxes imposed on the Executive or his beneficiary by

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          reason of his receipt of any amounts of compensation or benefits payable to the Executive hereunder.

          9.2  Excise Tax Payments.  In the event that the severance and other
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          benefits provided to Executive (i) constitute "parachute payments"
          within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended and (ii) but for this Section 8.2, such severance and benefits would be subject to the excise tax imposed by Section 4999 of the Code, then Executive's benefits shall be payable either:

               (a)  in full, or

               (b) as to such lesser amount which would result in no portion of such severance and other benefits being subject to excise tax under Section 4999 of the Code,

          whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by
          Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits under this Agreement. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 8.2 shall be made in writing by independent public accountants agreed to by the Company and Executive (the "ACCOUNTANTS"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this
          Section 8.2, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section
          8.2. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.2.

     10.  General.
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          10.1  Arbitration.  Any controversy or claim arising out of or
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          relating to this Agreement or the breach of this Agreement that cannot be resolved by the Executive and the Company shall, at the instance of either the Executive or the Company, be submitted to arbitration in California in accordance with California law and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company and the Executive and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.

          10.2  Severability.  If for any reason a court of competent
                ------------
          jurisdiction or arbitrator finds any provision of this Agreement to be unenforceable, the provision shall be deemed amended as necessary to conform to applicable laws or regulations, or if it cannot be so amended without materially altering the intention of the parties, the remainder of the Agreement shall continue in full force and effect as if the offending provision were not contained herein.

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          10.3  Notices.  All notices and other communications required or
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          permitted to be given under this Agreement shall be in writing and shall be considered effective upon personal service or upon depositing such notice in the U.S. Mail, postage prepaid, return receipt requested and addressed to the Chairman of the Board of the Company as its principal corporate address, and to Executive at his most recent address shown on the Company's corporate records, or at any other address which he may specify in any appropriate notice to the Company.

          10.4  Counterparts.  This Agreement may be executed in any number of
                ------------
          counterparts, each of which shall be deemed an original and all of which taken together constitutes one and the same instrument and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

          10.5  Entire Agreement.  The parties hereto acknowledge that each has
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          read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement and the referenced stock option agreement constitute the complete and exclusive statement of the agreement between the parties and supersedes all proposals (oral or written), understandings, representations, conditions, covenants, and all other communications between the parties relating to the subject matter hereof.

          10.6  Governing Law.  This Agreement shall be governed by the law of
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          the State of California.

          10.7  Assignment and Successors.  The Company shall have the right to
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          assign its rights and obligations under this Agreement to an entity which acquires substantially all of the assets of the Company. The rights and obligation of the Company under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Company.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth below.

NETSELECT, INC.                                  EXECUTIVE

By:


Name: /s/ Stuart H. Wolff                         /s/ Michael Buckman
      -------------------------------------      -------------------------------
      Stuart H. Wolff                            Michael Buckman

                                                 _______________________________
Title: Chairman and Chief Executive Officer      Date

___________________________________________
Date

By:



Name: /s/ Catherine Kwong Giffen
      --------------------------------------
      Catherine Kwong Giffen

Title:  Vice President of HR and Administration

___________________________________________
Date

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